SECURITIES AND EXCHANGE COMMISSION
                            Washington, D.C. 20549


                                   FORM 8-K


                                CURRENT REPORT
                      PURSUANT TO SECTION 13 OR 15(d) OF
                      THE SECURITIES EXCHANGE ACT OF 1934


     Date of Report (Date of earliest event reported)    November 20, 2003



                           THE BOMBAY COMPANY, INC.
            (Exact name of registrant as specified in its charter)






                                  Delaware
                 (State or other jurisdiction of incorporation)


                  1-7832                                75-1475223
         (Commission File Number)          (I.R.S. Employer Identification No.)



         550 Bailey Avenue, Fort Worth, Texas                    76107
        (Address of principal executive offices)               (Zip code)


                                    (817) 347-8200
                   Registrant's telephone number, including area code



              (Former name or former address, if changed since last report.)

Item 9. Reg FD Disclosure

Guidance on Fiscal 2003 and Fiscal 2004 Store Openings.

For Fiscal 2003, the Company currently projects that it will end the year with 473 stores and expects to open a net 57 stores during Fiscal 2004. The store mix is expected to be as follows:

              Store       Year End                         Year End
              Type        FY 2003    Openings    Closings  FY 2004

           Large Format     364         71          44       391
           Regular           27          -           4        23
           Outlet            47          -           1        46
           KIDS              35         35           -        70
           Total            473        106          49       530

      During Fiscal 2004, the Company currently anticipates that approximately 22% of its new stores will open during the first quarter, 20% during the second quarter, 45% during the third quarter and 13% during the fourth quarter.

      A major component of the Company's real estate strategy is to relocate its stores from mall to off-mall locations having lower cost structures. As of November 20, 2003, the Company anticipates that its real estate portfolio will evolve during Fiscal 2004 as follows:

                              Year End FY 2003    Year End FY 2004
            Real Estate
               Type             Units     %         Units      %
              Mall               304      64%        259      49%
              Off-Mall           122      26%        225      42%
              Outlet              47      10%         46       9%
              Total              473     100%        530     100%




                                   SIGNATURE

   Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.


                                        THE BOMBAY COMPANY, INC.
                                        (Registrant)




   Date:  November 21, 2003             /s/ ELAINE D. CROWLEY
                                        ____________________
                                        Elaine D. Crowley
                                        Senior Vice President, Chief Financial
                                        Officer and Treasurer